Yarrow Bioscience Reports Third Quarter 2026 Financial Results and Provides Business Update

Enrollment ongoing in the Phase 2a/2b trial evaluating YB-101, a potential first-in-class anti-TSHR antibody, in patients with Graves’ disease (with or without concomitant thyroid eye disease); Phase 2a topline results expected in the second half of 2027

Completed approximately $172.5 million underwritten public offering, further strengthening the Company’s financial position to advance clinical development of YB-101

Cash and cash equivalents of $268.9 million as of September 30, 2026; expected to fund operations into 2030

New Haven, CT—November 12, 2026—Yarrow Bioscience, Inc. (“Yarrow” or the “Company”) (Nasdaq: YARW), a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.
“We made significant progress in the third quarter, including dosing our first patient in the Phase 2a portion of the DIRECTION-GD trial and strengthening our balance sheet through the completion of our merger and subsequent public offering,” said Rebecca V. Frey, PharmD, President and Chief Executive Officer of Yarrow. “The financing extends our expected cash runway into 2030 and positions us to advance YB-101 in Graves’ disease and prepare for our next steps in thyroid eye disease. We remain focused on executing the DIRECTION-GD trial as we look ahead to topline results from the Phase 2a portion of the trial and data from GenSci’s Phase 1 multiple ascending dose trial in TED, both of which we anticipate in the second half of 2027.”
Third Quarter 2026 Business Highlights and Upcoming Milestones
YB-101: potential first-in-class anti-thyroid stimulating hormone receptor (“TSHR”) antibody for Graves’ disease (“GD”) and thyroid eye disease (“TED”)
•Enrollment is ongoing in the Phase 2a portion of the DIRECTION-GD trial, a Phase 2a/2b trial of YB-101 in patients with GD, with or without concomitant TED.
•Topline results from the Phase 2a portion of the trial are expected in the second half of 2027.
•The Phase 2b portion of the trial is expected to begin enrolling patients in the first half of 2028.

•Licensing partner, Changchun GeneScience Pharmaceutical Co., Ltd. (“GenSci”), continues to advance YB-101 (also known as GenSci098) in Greater China. Data from GenSci’s ongoing Phase 1 multiple ascending dose (“MAD”) trial in TED are anticipated in the second half of 2027 and are expected to inform the Company’s global TED development plans.
Corporate Updates
•In July 2026, pre-merger Yarrow completed the merger with VYNE Therapeutics Inc. (the “Merger”). Following the completion of the Merger, the combined company began trading on the Nasdaq Capital Market under the ticker symbol “YARW.”
•In September 2026, the Company completed an underwritten public offering of 6,634,615 shares of common stock, including the full exercise of the underwriters’ option to purchase additional shares (the “September 2026 Offering”). The aggregate gross proceeds from the September 2026 Offering were approximately $172.5 million, before deducting underwriting discounts and commissions and other offering expenses.
Third Quarter 2026 Financial Results
•Cash Position: As of September 30, 2026, Yarrow had cash and cash equivalents of $268.9 million, including the net proceeds from the September 2026 Offering. The Company expects its cash and cash equivalents to fund operations into 2030, including through the completion of the DIRECTION-GD trial and preparatory work for the Company’s next planned TED study.
•Research & Development Expenses: R&D expenses totaled $5.3 million for the third quarter of 2026.
•General & Administrative Expenses: G&A expenses totaled $5.5 million for the third quarter of 2026.
•Net Loss: Net loss totaled $9.7 million for the third quarter of 2026.
•Shares Outstanding: As of September 30, 2026, Yarrow had approximately 11.5 million shares of common stock issued and outstanding and pre-funded warrants to purchase approximately 23.7 million additional shares of common stock.
About YB-101
YB-101 is an investigational, potential first-in-class anti-TSHR monoclonal antibody designed to directly and rapidly disrupt the central mechanism of both GD and TED. YB-101 is currently being evaluated in the DIRECTION-GD trial, an ongoing Phase 2a/2b clinical trial in patients with GD, with or without concomitant TED. YB-101 has received Fast Track Designation from the U.S. Food and Drug Administration (the “FDA”). Fast Track Designation is intended to facilitate the development and expedite the review of new therapies for serious conditions with unmet medical needs.

About the DIRECTION-GD Clinical Trial
DIRECTION-GD is a Phase 2a/2b randomized, blinded, placebo-controlled two-part trial evaluating YB-101 in patients with GD, with or without concomitant TED (NCT07682896). The Phase 2a portion (Part 1) is a proof-of-concept trial of YB-101 versus placebo aiming to enroll 32 patients across four cohorts. The trial will evaluate safety, pharmacokinetics (“PK”), pharmacodynamics (“PD”) and efficacy endpoints through 24 weeks, including the percentage of patients who are euthyroid and off anti-thyroid drugs, as well as relevant measures of orbitopathy in patients with concomitant TED. Topline data from the Phase 2a portion are expected in the second half of 2027.
The Phase 2b portion (Part 2) is expected to be conducted as a dose-finding trial and enroll approximately 200 patients. The selection of doses and dosing intervals for the Phase 2b portion is expected to be informed by the safety, efficacy, PK and PD data generated in the Phase 2a portion. The Phase 2b portion is anticipated to commence in the first half of 2028.
About Yarrow Bioscience
Yarrow Bioscience, Inc. is a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases. The Company is developing YB-101, a potential first-in-class anti-TSHR monoclonal antibody designed to directly and rapidly disrupt the central mechanism of both GD and TED. For more information, visit www.yarrowbioscience.com.
Forward-looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These forward-looking statements include express or implied statements relating to: the therapeutic potential of YB-101 to address both GD and TED with a single product candidate; the design, initiation, enrollment, progress, timing and results of clinical trials of YB-101 conducted by the Company and by GenSci, including the expected timing of data from the Phase 2a portion of the Company’s DIRECTION-GD trial, data from GenSci’s Phase 1 MAD trial in TED, and the anticipated commencement of the Phase 2b portion of the DIRECTION-GD trial; the Company’s regulatory strategy and its ability to obtain and maintain regulatory approvals, including the implications of YB-101’s Fast Track Designation; the sufficiency of the Company’s capital resources and its expectation that its cash and cash equivalents will fund operations into 2030; the Company’s licensing partnership with GenSci and future development plans for YB-101 in TED globally; and the Company’s strategy, plans, objectives and expectations for future operations. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects and therefore are subject to risks and uncertainties. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to manage expenses and unanticipated spending and costs that could reduce the Company’s cash resources; risks related to the Company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers; the ability of the Company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the Company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the Company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the Company’s ability to obtain necessary approvals from the FDA or other regulatory authorities; changes to clinical trial designs and regulatory pathways; changes in expected or existing competition; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Forms 10-K, 10-Q and 8-K and in other filings made by the Company with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.
For More Information
Investor Contact
Joyce Allaire
LifeSci Advisors
Jallaire@lifesciadvisors.com

Media Contact
Michael Galfetti
Ten Bridge Communications
tbcyarrow@tenbridgecommunications.com

YARROW BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$268,860	$99,994
Restricted cash	105	—
Prepaid expenses and other current assets	4,992	6
Total current assets	273,957	100,000
Non-current assets:
Property and equipment, net	72	—
Other assets	—	407
Total non-current assets	72	407
Total assets	$274,029	$100,407

Liabilities and stockholders’ equity/(deficit)
Current liabilities:
Accounts payable (related party of $610 at December 31, 2025)	$2,133	$1,534
Accrued expenses	4,378	70,013
Total current liabilities	6,511	71,547
Total liabilities	6,511	71,547

Commitments and contingencies

Mezzanine equity
Convertible preferred stock: $0.0001 par value; 20,000,000 shares authorized and no shares issued and outstanding at September 30, 2026, and 14,516,188 shares authorized, issued and outstanding at December 31, 2025; liquidation value of $100,000	—	99,850

Stockholders' equity/(deficit):
Common stock: $0.0001 par value; 300,000,000 shares authorized and 11,473,285 shares issued and outstanding at September 30, 2026 and 29,672,628 shares authorized and 3,047,675 shares issued and outstanding at December 31, 2025	1	—
Additional paid-in capital	357,492	4
Accumulated deficit	(89,975)	(70,994)
Total stockholders' equity/(deficit)	267,518	(70,990)
Total liabilities, convertible preferred stock and stockholders’ equity/(deficit)	$274,029	$100,407

YARROW BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2026	2026
Operating expenses:
Research and development	$5,277	$11,461
General and administrative	5,466	8,839
Total operating expenses	10,743	20,300
Operating loss	(10,743)	(20,300)
Other income/(expenses):
Interest income	925	1,225
Other income, net	94	94
Total other income, net	1,019	1,319
Net loss	$(9,724)	$(18,981)

Loss per share - basic and diluted	$(0.43)	$(1.97)

Weighted average shares outstanding - basic and diluted	22,593	9,635